CHANGE IN CONTROL AGREEMENT




     THIS CHANGE IN CONTROL AGREEMENT (this "Agreement") is made this
3rd day of May, 1999, by and between CORRECTIONAL SERVICES CORPORATION, a Delaware corporation ("CSC") and Ira M. Cotler (thereinafter the
"Employee").

     WHEREAS, Correctional Services Corporation is engaged in the business of providing rehabilitative services for adults, youths and criminally at risk youths;

     WHEREAS, the Employee has certain expertise and acumen and is entering into an Amended Employment Agreement of same date herewith providing for the continued employment of the Employee by CSC (the "Employment Agreement"); and

     WHEREAS, CSC and the Employee desire to enter into this Agreement to establish certain rights and obligations of the parties in the event the employment relationship ends under the circumstances described herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in the Employment Agreement, the parties hereto agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth opposite such terms. All other capitalized terms used in this Agreement shall have the meanings given them in this Agreement, or if no definition is provided herein, the meanings given such terms in thc Employment Agreement.

        (a) Cause. "Cause" shall have the meaning given such term in the Employee's Employment Agreement.

        (b) Change in Control. A "Change in Control" (i) shall mean a change in control of the Company of a nature that would be required to be reported in response to item 6(e) of schedule 14A of regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Company is in fact required to comply therewith at the time of such Change in Control, and (ii) without limitation by the foregoing, shall be deemed to have occurred if:

           (A) for any period of two consecutive years beginning on any date from and after the date hereof, if the Board of Directors at any time during or at the end of such period is not comprised so that a majority of the directors are either (i) individuals who constitute the Board of Directors at the beginning of such period or (ii) individuals who joined the board;

           (B) the stockholders of the Company approve a merger, share exchange or consolidation of the Company with or into any other corporation wherein immediately following such merger, the shareholders of the Company prior to the transaction own less than 51% of the outstanding voting stock of the Company (if it is the survivor of the transaction) or the surviving entity; or

           (C) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

        (c) Company. "Company" shall mean Correctional Services
Corporation and any successor, whether direct or indirect, by purchase, merger, share exchange, consolidation or otherwise, whether by operation of law or otherwise, to all or substantially all of the business and/or assets of the Company.

        (d) Date of Termination. The "Date of Termination" shall be the date specified in the written Notice of Termination which in no event shall be later than 60 days after the date the written Notice of Termination is given.

        (e) Notice of Termination. "Notice of Termination" shall mean a written notice from the Employee who shall have the right, at his sole option, to give such notice upon a Change of Control. Notwithstanding any provision in the Employment Agreement to the contrary, such Notice of Termination shall not be deemed a breach by Employee of the Employment Agreement or any provision thereof.

     2. Severance Resulting From Change in Control of the Company. In the event the Employee provides a Notice of Termination following a Change in Control or if the Company terminates Employee in contemplation of, upon the occurrence of or following a Change in Control without Cause, the Employee shall be provided with the following benefits:

        (a) The Company shall pay the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts and benefits to which the Employee is entitled under his Employment Agreement or pursuant to any plan of the Company in which the Employee is participating at the time of termination, including any compensation or bonus plan, payable at the time such payments or benefits are due, except as otherwise provided below.

        (b) In lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Employee a lump sum severance payment equal to the sum of (A) 2.99 times the Employee's annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof and (B) $600,000 as payment for the employee's agreement to extend his agreement not to compete under his employment agreement to three years following the date of termination.

        (c) The Company shall pay to the Employee any deferred compensation allocated or credited to the Employee or his account as of the date of termination.

        (d) If the payments provided under Subsections (b) and/or (c) above (the "Contract Payments") or any other portion of the Total Payments(as defined below) will be subject to the tax imposed by Section 4999 of the Code (the "Excise Tax"), the Company shall pay to the Employee at the time specified in subsection (f) below, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Contract Payments and such other Total Payments and any federal and state and local income tax and Excise Tax upon the payment provided for by this clause, shall be equal to the Contract Payments and such other Total Payments. For purposes of determining whether any of the payments will be subject to the Excise Tax and the amount of such Excise Tax,(i) any other payments or benefits received or to be received by the Employee in connection with a Change in Control of the Company or the Employee's termination of employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change in Control of the Company or any corporation affiliated (or which, as a result of the completion of a transaction causing a Change in Control of the Company, will become affiliated) with the Company within the meaning of Section 1504 of the Code) (together with the Contract Payments, the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4)(B) of the Code either to the extent such reasonable compensation is in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B)the amount of excess parachute payments within the meaning of
Section 280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit as determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the employee's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Employee's employment, the employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Employee if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(d) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

        (e) The payments provided for in Subsections (b), (c), and
(d) above, shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination.

        (f) Any options held by the Employee to purchase any securities of the Company which are not exercisable as of the Date of Termination, shall become fully vested and exercisable as of the Date of Termination. All other terms of the options shall remain in full force and effect.

        (g) The Company shall arrange to provide and pay the Employee with life, disability, accident and health insurance benefits substantially similar to those that the Employee was receiving immediately prior to the Notice of Termination, for the period beginning on the Date of Termination and ending on the earlier of (A) the end of the 36th month after the Date of Termination or (B) the date the Employee becomes eligible for such benefits under any plan offered by an employer with which Employee is employed on a full-time basis.

        (h) In addition to all other amounts payable to the Employee, the Employee shall be entitled to receive all benefits payable to the Employee under any applicable retirement, thrift, and incentive plans as well as any other plan or agreement sponsored by the Company or any of its subsidiaries relating to retirement benefits.

     2. Notice of Termination. Any purported termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7 of this Agreement.

     3. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, or otherwise except as specifically provided in Subsection l(h).

     4. Termination in Contemplation of Change in Control. In connection with a termination of Employee's employment by the Company in contemplation of, upon the occurrence of or after a Change in Control, any reference in this Agreement with regard to any measurement date or time that references the time or date of the Change in Control or the Date of Termination shall be deemed to mean either (a) the date or time of the occurrence constituting the Date of Termination by the Company, as the case may be, or (b) the date or time of the Change in Control, as the context would require to effectuate the intent of the provisions of this Agreement to provide Employee with the payments and benefits hereunder.

     5. Death. If the Employee should die while any amount would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid to the Employee's legatee or other designee or, if there is no such designee, to the Employee's estate.

     6. Successors; Binding Agreement.

        (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, share exchange, consolidation or otherwise and whether by operation of law or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and to agree to perform the obligations of the Company under this Agreement. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled to hereunder as if the Employee terminated the Employee's employment following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

        (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, heirs, distributees and legatees.

        (c) In the event that the Employee is employed by a subsidiary of the Company wherever in this Agreement reference is made to the "Company," unless the context otherwise requires, such reference shall also include such subsidiary. The Company shall cause such subsidiary to carry out the terms of this Agreement insofar as they relate to the employment relationship between the Employee and such subsidiary, and the Company shall indemnify the Employee and save the Employee harmless from and against all liability and damage the Employee may suffer as a consequence of such subsidiary's failure to perform and carry out such terms.

     7. Notices. Any notice required or permitted to be given under this Agreement shall be given in writing, and shall be delivered by hand or by certified mail, postage prepaid and return receipt requested, addressed as set forth below:

If to the Company:      Correctional Services Corporation
                        1819 Main Street, Suite 1000
                        Sarasota, FL  34236

If to the Employee:     Ira M. Cotler
                        4724 Sweet Meadow Circle
                        Sarasota, FL  34238

All notices delivered by certified mail shall be deemed delivered on the second day (not including Sundays or holidays observed by the U.S. postal service) after mailing. Notices delivered by hand to the Employee must be delivered in person to the Employee. Notices delivered by hand to the Company must be delivered to a person at the offices of the Company or in person to the Chief Executive Officer. Any change of address by either the Company or the Employee must be promptly communicated in writing and delivered in accordance with this Section 7.

     8. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement by any other party hereto shall not operate or be construed as a waiver of any subsequent breach by the breaching party.

     9. Binding Effect. Except as otherwise expressly provided herein, the rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. The Company has agreed to enter into this Agreement with Employee in connection with his employment by the Company. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement except as otherwise provided herein.

     10. Entire Agreement. This Agreement and the Employment Agreement constitutes the entire understanding of the Employee and the Company in respect of the subject matter hereof and supersedes any and all prior understandings and agreements, written or oral, relating to such subject matter of this Agreement. This Agreement and the provisions hereof may not be changed, waived or canceled orally, but may be changed, waived, or canceled only by an instrument in writing signed by the parties hereto.

     11. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the provisions of this Agreement.

     12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13. Survival. The parties understand and agree that this Agreement in its entirety survives the termination or expiration of the Employee's employment.

     14. Law and Interpretation. This Agreement shall be governed by the 1aws of the State of Florida, and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provisions.

     15. Arbitration.   Any dispute or controversy arising under this
Agreement or relating in any way to the Employee's employment with the Company shall be settled exclusively by arbitration in the State of Florida in accordance with the rules of the American Arbitration Association then in effect. The parties hereto agree that except as otherwise provided herein, each of them shall bear their own costs, including attorney's fees, incurred in any such arbitration and further agree that the cost of the arbitrator shall be shared equally between them. The parties further agree that judgment may be entered on the arbitrator's award in any court having jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal as of the date first above written.


ATTEST:                             CORRECTIONAL SERVICES CORPORATION


By:  /s/ Ira M. Cotler              By:  /s/ James F. Slattery
--------------------------------       ---------------------------- (SEAL)
Name: Ira M. Cotler                 Name: James F. Slattery
Title:  Executive Vice President    Title:  President